Exhibit 2.27

TRANSACTION CLOSING DOCUMENT

DATED MAY 31, 2022

Genius Group Ltd (the “Purchaser”), a public company duly organised and operating under the Laws of Singapore under registration number UEN 201541844 C, having its registered seat at 8 Amoy Street, #01-01 Singapore 049950 represented by Roger James Hamilton

and

Lilian Magdalena Niemann holding 100% of the Shares in E-Squared Education Enterprises (Pty) Ltd. (the “Seller or ESQ”), a private company duly incorporated and registered in accordance with the relevant Laws of the Republic of South Africa, with registered address at 1 Govan Mbeki Avenue, Medscheme House, Port Elizabeth, Eastern Cape 6001 represented by Lilian Magdalena Niemann.

The Parties agreed as follows:

1.	The transaction is closed as of May 31, 2022
2.	At the Closing Date the Seller shall deliver the transaction documents of E-Squared Education Enterprises (Pty) Ltd. in particular:
i.	New Share certificate with respect to the initial 154 (hundred and fifty-four) Sale Shares, reflecting the name of the Purchaser as the registered holder of the Sale Shares with respect to EE.
ii.	resolutions passed by the Board of ESQ approving the transfer of the Sale Shares from the Seller to the Purchaser.
iii.	Share certificate(s) representing the Sale Shares transferred by the Seller to the Purchaser.
iv.	resolutions of non-profit Affiliates of Squared Education Enterprises (Pty) Ltd. and its Affiliates – reflecting changes in their Boards of Directors.

v.	balance sheet and financial statements dated May 31, 2022.
3.

The Seller warrants and represents that the transaction documents stipulated in point 2 of this Closing Document shall be filed to Registration Office of the Companies in Republic of South Africa in purpose to reflect the change of the owner of sold Shares of E-Squared Education Enterprises (Pty) Ltd. within 7 days from the date of Closing i.e. 31 May 2022.

4.	The price shall be paid and calculated by the Purchaser due to the provision of Section 2 point 2.4 of the Sale Purchased Agreement dated April 19, 2022 in the following way:
i.	Consideration - Cash Payment of ZAR 10,000,000.
ii.	The amount of ZAR 6,400,000 is paid as Balance of ZAR 3,600,000 to be paid 6 months from the closing date.
iii.	Loan Agreement - The Purchaser has paid E-Squared Enterprises Pty Ltd - ZAR 4,000,000 as an intercompany loan after closing date of the Share Purchase Agreement.
5.	The Parties acknowledge that the Purchased Price has been calculated on the basis of the following documents which constitutes the Annexure to this Transaction Closing Document:

Annexure

(a)	Balance Sheet - Consolidated - 31 May 2022 (Closing Date)
(b)	Fund Transfer Confirmation to the seller- ZAR 6,400,000
(c)	Fund Transfer Confirmation - ZAR 4,000,000 (Intercompany)

THIS TRANSACTION CLOSING DOCUMENT has been agreed by the Parties and entered into on the date stated at the beginning of this Document.

/s/ Lilian Magdalena Niemann	/s/ Genius Group Limited
Lilian Magdalena Niemann	Genius Group Limited

represented by Roger James Hamilton

	C	N
1	E-Squared Education Enterprises (Pty) Ltd (Registration Number 2002/020554/07) Consolidated Management Statements as at 31 May 2022 Statement of Financial Position
2
3
4
5
6
7
8
9	Figures in R	May 2022
10
11	Assets
12	Non-Current Assets
14	Property, plant and equipment	122,176
15	Intangible assets	4,762,569
24	Loan to shareholder	134,772
25	Loan to related party	2,247,787
30		7,267,304
31
32	Current Assets
44	Trade and other receivables	4,400,362
45	Cash and cash equivalents	4,195,356
46		8,595,718
47
50	Total Assets	15,863,022
51
52	Equity and Liabilities
53	Equity
54	Issued capital	480
56	Retained earnings/ (accumulated loss)	2,608,167
57		2,608,647
60
61	Non-Current Liabilities
62	Loan from shareholder	1,000
63	Loan from related party	6,150,697
72		6,151,697
73
74	Current Liabilities
76	Trade and other payables	6,436,964
78	Current taxation liability	71,712
89	Dividend	500,000
90	Bank overdraft	94,002
91		7,102,678
92
95	Total Equity and Liabilities	15,863,022
96
107

UNITED OVERSEAS BANK LTD	DEBIT ADVICE
OUTWARD REMITTANCE	**************
396 ALEXANDRA ROAD 17-00
SINGAPORE 119954
TEL 68921111

GENIUS GROUP LIMITED
8 AMOY STREET
SINGAPORE 049950

19 MAY, 22

WE HAVE EFFECTED THE FOLLOWING REMITTANCE AND DEBITED YOUR ACCOUNT 3929031464

OUR REFERENCE 1OR205181913 D01	REMSTTP

BENEFICIARY	BENEFICIARY'S BANK
/080034608	STANDARD BANK OF SOUTH AFRICA
MRS LILIAN NIEMANN	JOHANNESBURG
SOUTH AFRICA

PAYING BANK/ORDERING CUSTOMER
ABSA BANK LIMITED
SANLAM CTR FLR 26 CORNER JEPPE AND
VON WEILLIGH ST., JOHANNESBURG 2001
PAYMENT DETAILS
Part Payment ESQ Aquisition

VALUE DATE/REFERENCE
23/05/22 FT22050157066406

	REMITTANCE AMT	:	ZAR*******3,200,000.00
@ 15.8765000
USD*********201,555.76
	COMMISSION	:	**************70.85
	TELEX	:	**************14.17
CONTRACT NO. : 024578895	1OR PC AMT DEBITED	:	USD*********201,640.78

THIS REMITTANCE IS SUBJECT TO OUR TERMS AND CONDITIONS

THIS IS A COMPUTER GENERATED PRINTOUT. NO SIGNATURE IS REQUIRED.

UNITED OVERSEAS BANK LTD	DEBIT ADVICE
OUTWARD REMITTANCE	**************
396 ALEXANDRA ROAD 17-00
SINGAPORE 119954
TEL 68921111

GENIUS GROUP LIMITED
8 AMOY STREET
SINGAPORE 049950

19 MAY, 22

WE HAVE EFFECTED THE FOLLOWING REMITTANCE AND DEBITED YOUR ACCOUNT 3929031464

OUR REFERENCE 1OR205181920 D01	REMSTTP

BENEFICIARY	BENEFICIARY'S BANK
/080034608	STANDARD BANK OF SOUTH AFRICA
MRS LILIAN NIEMANN	JOHANNESBURG
SOUTH AFRICA

PAYING BANK/ORDERING CUSTOMER
ABSA BANK LIMITED
SANLAM CTR FLR 26 CORNER JEPPE AND
VON WEILLIGH ST., JOHANNESBURG 2001
PAYMENT DETAILS
Part Payment ESQ Aquisition

VALUE DATE/REFERENCE
23/05/22 FT22050157066756

	REMITTANCE AMT	:	ZAR*******3,200,000.00
@ 15.8765000
USD*********201,555.76
	COMMISSION	:	**************70.85
	TELEX	:	**************14.17
CONTRACT NO. : 024578895	1OR PC AMT DEBITED	:	USD*********201,640.78

THIS REMITTANCE IS SUBJECT TO OUR TERMS AND CONDITIONS

THIS IS A COMPUTER GENERATED PRINTOUT. NO SIGNATURE IS REQUIRED.

UNITED OVERSEAS BANK LTD	DEBIT ADVICE
OUTWARD REMITTANCE	**************
396 ALEXANDRA ROAD 17-00
SINGAPORE 119954
TEL 68921111

GENIUS GROUP LIMITED
8 AMOY STREET
SINGAPORE 049950

19 MAY, 22

WE HAVE EFFECTED THE FOLLOWING REMITTANCE AND DEBITED YOUR ACCOUNT 3929031464

OUR REFERENCE 1OR205181901 D01	REMSTTP

BENEFICIARY	BENEFICIARY'S BANK
/080172636	STANDARD BANK OF SOUTH AFRICA
E SQUARED EDUCATION ENTERPRISES PTY JOHANNESBURG	JOHANNESBURG
SOUTH AFRICA

PAYING BANK/ORDERING CUSTOMER
ABSA BANK LIMITED
SANLAM CTR FLR 26 CORNER JEPPE AND
VON WEILLIGH ST., JOHANNESBURG 2001
PAYMENT DETAILS
Acquisition of ESQ Loan

VALUE DATE/REFERENCE
23/05/22 FT22050157063872

	REMITTANCE AMT	:	ZAR*******4,000,000.00
@ 15.8765000
USD*********251,944.70
	COMMISSION	:	**************70.85
	TELEX	:	**************14.17
CONTRACT NO. : 024578895	1OR PC AMT DEBITED	:	USD*********252,029.72

THIS REMITTANCE IS SUBJECT TO OUR TERMS AND CONDITIONS

THIS IS A COMPUTER GENERATED PRINTOUT. NO SIGNATURE IS REQUIRED.